Exhibit 10.1

EXECUTION VERSION

ELEVENTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This ELEVENTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of October 13, 2021, is entered into by and among the following parties:

(i)SYNEOS HEALTH RECEIVABLES LLC, as Borrower;

(ii)SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC), as initial Servicer;

(iii)REGIONS BANK (“Regions”) as a Lender; and

(iv)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as a Lender.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.The parties hereto (other than Regions) have entered into a Receivables Financing Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.Concurrently herewith, the Borrower, the Administrative Agent, the Lenders and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter dated as of the date hereof (the “Fee Letter”).

C.Concurrently herewith, the Borrower, as buyer, the Servicer, as servicer and as an originator, and the other originators from time to time party thereto, are entering into that certain Sixth Amendment to the Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”).

D.Concurrently herewith, Syneos Health Inc. (the “Performance Guarantor”) and the Administrative Agent are entering into that certain Amended and Restated Performance Guaranty, dated as of the date hereof (the “Performance Guaranty”, and together with the PSA Amendment and the Fee Letter, collectively, the “Related Agreements”).

E.The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.Rebalancing of Capital; Non-Ratable Funded Purchase.

(a)Non-Ratable Loans.  Subject to the conditions precedent for Loans set forth in the Receivables Financing Agreement, but notwithstanding the Receivables Financing Agreement’s ratable allocation of Loans among the Lenders, the Borrower has requested that the Lenders make Loans on the date hereof in the amounts of (i) with respect to PNC, in an amount equal to $25,000,000 and (ii) with respect to Regions, in an amount equal to $10,000,000.

(b)Consent.  Each party hereto hereby agrees and consents to the transactions set forth in clause (a) above and waives any otherwise-applicable notice requirements therefor.

(c)Effect of Loans.  After giving effect to the Loans contemplated by this Section 1, (i) the Aggregate Capital will be $400,000,000, (ii) PNC’s aggregate outstanding Capital will be $325,000,000 and (iii) Regions’ aggregate outstanding Capital will be $75,000,000.

SECTION 2.Amendments to the Receivables Financing Agreement .  The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.

SECTION 3.Representations and Warranties of the Borrower and the Servicer.  The Borrower and the Servicer each hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)Representations and Warranties.  The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)Enforceability.  The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Related Agreements, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Related Agreements, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)No Event of Default.  After giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment, the Related Agreements or the transactions contemplated hereby or thereby.

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SECTION 4.Effect of Amendment; Ratification.  All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “the Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein.  The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.Effectiveness.  This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received the following:

(a)counterparts to this Amendment executed by each of the parties hereto;

(b)counterparts to each Related Agreement executed by each of the parties thereto;

(c)evidence that each “Upfront Fee” under and as defined in the Fee Letter has been paid; and

(d)such other agreements, documents, instruments, UCC financing statements, secretary certificates, lien searches, reliance letters and opinions listed on Annex A hereto or otherwise as the Administrative Agent may reasonably request prior to the date hereof.

SECTION 6.Consent to Related Agreements.  Each of the parties hereto consents to the execution and delivery of each Related Agreement on the date hereof.

SECTION 7.Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.Transaction Document.  This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 9.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved

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by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.GOVERNING LAW AND JURISDICTION.

(a)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 11.Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC,
as the Borrower

By:	/s/ Jennifer Fillman
Name: Jennifer Fillman
Title: President

SYNEOS HEALTH, LLC,
as the Servicer

By:
Name: Jason Meggs
Title: Chief Financial Officer

S-1	Eleventh Amendment to the Receivables Financing Agreement

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC,
as the Borrower

By:
Name: Jennifer Fillman
Title: President

SYNEOS HEALTH, LLC,
as the Servicer

By:	/s/ Jason Meggs
Name: Jason Meggs
Title: Chief Financial Officer

744071033 18569090	S-1	Eleventh Amendment to the Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

744071033 18569090	S-2	Eleventh Amendment to the Receivables Financing Agreement

REGIONS BANK,
as a Lender

By:	/s/ Cecil Noble
Name: Cecil Noble
Title: Managing Director

744071033 18569090	S-3	Eleventh Amendment to the Receivables Financing Agreement

Acknowledged and agreed:

SYNEOS HEALTH, INC.,
as Performance Guarantor

By:	/s/ Jason Meggs
Name: Jason Meggs
Title: Chief Financial Officer

744071033 18569090	S-4	Eleventh Amendment to the Receivables Financing Agreement

EXHIBIT A

AMENDMENTS TO THE RECEIVABLES FINANCING AGREEMENT

(Attached)

Exhibit A

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EXECUTION VERSION

EXHIBIT A to the ~~TENTH~~ELEVENTH AMENDMENT, dated as of ~~January 28,~~October

13, 2021

CONFORMED COPY INCLUDES

FIRST AMENDMENT, dated as of August 1, 2018 SECOND AMENDMENT, dated as of August 29, 2018 THIRD AMENDMENT, dated as of October 25, 2018 FOURTH AMENDMENT, dated as of January 2, 2019 FIFTH AMENDMENT, dated as of July 25, 2019

SIXTH AMENDMENT, dated as of September 30, 2019

OMNIBUS AMENDMENT, dated as of January 31, 2020 EIGHTH AMENDMENT, dated as of March 18, 2020 NINTH AMENDMENT, dated as of September 25, 2020 TENTH AMENDMENT, dated as of January 28, 2021

RECEIVABLES FINANCING AGREEMENT

Dated as of June 29, 2018

by and among

SYNEOS HEALTH RECEIVABLES LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

SYNEOS HEALTH, LLC,

as initial Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS	1
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Other Interpretative Matters	~~34~~35
ARTICLE II TERMS OF THE LOANS	~~35~~36
SECTION 2.01. Loan Facility	~~35~~36
SECTION 2.02. Making Loans; Repayment of Loans	~~35~~36
SECTION 2.03. Interest and Fees	~~37~~38
SECTION 2.04. Records of Loans	38
SECTION 2.05. Selection of Interest Rates and Tranche Periods	~~38~~39
SECTION 2.06. Defaulting Lenders	39
ARTICLE III [RESERVED]	~~39~~40
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~39~~40
SECTION 4.01. Settlement Procedures	~~39~~40
SECTION 4.02. Payments and Computations, Etc.	~~42~~43
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~43~~44
SECTION 5.01. Increased Costs	~~43~~44
SECTION 5.02. Funding Losses	45
SECTION 5.03. Taxes	45
SECTION 5.04. Inability to Determine Adjusted LIBOR or LMIR; Change in Legality	~~49~~50
SECTION 5.05. Security Interest	50
SECTION 5.06. Successor Adjusted LIBOR or LMIR	51
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS	54
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Credit Extension	54
SECTION 6.02. Conditions Precedent to All Credit Extensions	55
SECTION 6.03. Conditions Precedent to All Releases	56
ARTICLE VII REPRESENTATIONS AND WARRANTIES	57
SECTION 7.01. Representations and Warranties of the Borrower	57
SECTION 7.02. Representations and Warranties of the Servicer	62

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TABLE OF CONTENTS
(continued)	Page
ARTICLE VIII COVENANTS	~~65~~66
SECTION 8.01. Covenants of the Borrower	~~65~~66
SECTION 8.02. Covenants of the Servicer	~~74~~75
SECTION 8.03. Separate Existence of the Borrower	~~81~~82
ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES	85
SECTION 9.01. Appointment of the Servicer.	85
SECTION 9.02. Duties of the Servicer.	86
SECTION 9.03. Collection Account Arrangements	~~86~~87
SECTION 9.04. Enforcement Rights	~~87~~88
SECTION 9.05. Responsibilities of the Borrower	89
SECTION 9.06. Servicing Fee	~~89~~90
ARTICLE X EVENTS OF DEFAULT	~~89~~90
SECTION 10.01. Events of Default	~~89~~90
ARTICLE XI THE ADMINISTRATIVE AGENT	~~93~~94
SECTION 11.01. Authorization and Action	~~93~~94
SECTION 11.02. Administrative Agent’s Reliance, Etc	~~93~~94
SECTION 11.03. Administrative Agent and Affiliates	~~94~~95
SECTION 11.04. Indemnification of Administrative Agent	~~94~~95
SECTION 11.05. Delegation of Duties	~~94~~95
SECTION 11.06. Action or Inaction by Administrative Agent	~~94~~95
SECTION 11.07. Notice of Events of Default; Action by Administrative Agent	95
SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties	~~95~~96
SECTION 11.09. Successor Administrative Agent	~~95~~96
SECTION 11.10. Structuring Agent	~~96~~97
SECTION 11.11. LIBOR Notification	~~96~~97
SECTION 11.12. Erroneous Payments.	97
ARTICLE XII [RESERVED]	~~96~~100
ARTICLE XIII INDEMNIFICATION	~~96~~100
SECTION 13.01. Indemnities by the Borrower	~~96~~100
SECTION 13.02. Indemnification by the Servicer	~~99~~103

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TABLE OF CONTENTS (continued)
Page
SECTION 13.03. Currency Indemnity	~~101~~104
ARTICLE XIV MISCELLANEOUS	~~101~~105
SECTION 14.01. Amendments, Etc	~~101~~105
SECTION 14.02. Notices, Etc	~~102~~106
SECTION 14.03. Assignability; Addition of Lenders.	~~103~~106
SECTION 14.04. Costs and Expenses	~~105~~109
SECTION 14.05. No Proceedings	~~106~~109
SECTION 14.06. Confidentiality	~~106~~109
SECTION 14.07. GOVERNING LAW	~~107~~111
SECTION 14.08. Execution in Counterparts	~~108~~111
SECTION 14.09. Integration; Binding Effect; Survival of Termination	~~108~~111
SECTION 14.10. CONSENT TO JURISDICTION	~~108~~111
SECTION 14.11. WAIVER OF JURY TRIAL	~~109~~112
SECTION 14.12. Ratable Payments	~~109~~112
SECTION 14.13. Limitation of Liability	~~109~~112
SECTION 14.14. Intent of the Parties	~~110~~113
SECTION 14.15. USA Patriot Act	~~110~~113
SECTION 14.16. Right of Setoff	~~110~~113
SECTION 14.17. Severability	~~110~~114
SECTION 14.18. Mutual Negotiations	~~111~~114
SECTION 14.19. Captions and Cross References	~~111~~114
SECTION 14.20. Post-Closing Covenant	~~111~~114

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“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage; provided, however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, Adjusted LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date. The calculation of Adjusted LIBOR may also be expressed by the following formula:

Composite of London interbank offered rates shown on Bloomberg Finance L.P. Screen US0001M or appropriate successor
Adjusted LIBOR ~~=~~	=

1.00 - Euro-Rate Reserve Percentage

Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than 0.00% or any other rate as may be agreed by the Borrower and Administrative Agent in writing, Adjusted LIBOR shall be deemed to be equal to 0.00% or such other rate for purposes of this Agreement.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Advent” means Advent International Corporation and its Affiliates.

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the

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Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Credit Party and each of their respective Affiliates.

“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a). For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 35% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Currency” means Euros, GBP, AUD, CHF, CAD and any other currencies the Administrative Agent and the Lenders have approved in writing in their sole discretion.

“Anti-~~Terrorism Laws”~~ Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations applicable to the Parent or any of its Subsidiaries.

“Anti-Terrorism Law” means any Applicable Law ~~relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time~~in force or hereinafter enacted related to terrorism or money laundering, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., as amended by Title III of the USA PATRIOT Act.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Administrative Agent, and, if

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“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commencement Date” means the date, if any, identified as the “Commencement Date” in a writing delivered by the Borrower to the Administrative Agent; provided, however, that the “Commencement Date” shall be deemed to be the date of the initial Credit Extension if not previously identified as a date on or prior to the date of the initial Credit Extension.

“Commitment” means, with respect to any Lender, the maximum aggregate amount of Capital which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in such other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Lender’s obligation to make Loans hereunder in accordance with this Agreement.

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 25.0%, (ii) for any Group B Obligor, 15.0%, (iii) for any Group C Obligor, 10.0% ~~and~~, (iv) for ~~any~~the largest Group D Obligor (by Obligor Percentage), 7.5%, and (v) for any other Group D Obligor, 5.0% and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that (i) the Administrative Agent may, upon not less than five (5) Business Days’ written notice to the Borrower, cancel or reduce the Special Concentration Limit with respect to any or all Special Obligors ~~and~~, (ii) if the aggregate Outstanding Balance of Pool Receivables owing by any Special Obligor that constitute Delinquent Receivables exceeds 30.0% of the aggregate Outstanding Balance of all Pool Receivables owing by such Special Obligor, then the Special Concentration Limit with respect to such Special Obligor shall be immediately and automatically cancelled, and thereafter, in each case, the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above and (iii) in addition to the Special Concentration Limits for Otsuka Pharmaceutical Development and Commercialization, Inc. and Servier Pharmaceuticals LLC, such Obligors shall also have a combined Concentration Percentage of 13.0%. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

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Special Obligor	Special Concentration Limit
Otsuka Pharmaceutical Development and Commercialization, Inc.	8.0%
Servier Pharmaceuticals LLC	8.0%

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors and (c) the largest Obligor Percentage of the Group B Obligors.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Covered Entity” means (a) each of Borrower, the Servicer, each Originator, the Parent and each of the Parent’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 35% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of August 1, 2017, as amended, by and among Syneos Health, Inc. f/k/a INC Research Holdings, Inc., as the administrative borrower, the other borrowers party thereto, the financial institutions party thereto as lenders, JPMorgan Chase Bank, N.A. (as successor agent to Credit Suisse AG, Cayman Islands Branch), as administrative agent, the other financial institutions party thereto, as joint lead arrangers and joint bookrunners.

“Credit Agreement Replacement Rate” means the alternate rate of interest to the “Eurocurrency Rate” (as defined in the Credit Agreement), if any, established in accordance with Section 2.14(b) of the Credit Agreement as in effect on September 25, 2020.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender and the Administrative Agent.

“Currency Reserve Amount” means, at any time of determination, the product of (a) 7.5%, times (b) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then denominated in an Alternative Currency; provided however that the

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“Eligible Assignee” means (i) any Lender or any of its Affiliates, (ii) any Person managed by a Lender or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Foreign Obligor” means an Obligor with respect to any Receivable that is either (i) an Eligible OECD Country Obligor or (ii) an Eligible Non-OECD Country Obligor.

“Eligible Non-OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in any country (other than the United States) that is not an OECD Country, is not a Sanctioned ~~Country~~Jurisdiction and has a long-term foreign currency rating of at least “BBB-” by S&P and “Baa3” by Moody’s.

“Eligible OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in an OECD Country (other than the United States).

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)the Obligor of which is: (i) either a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Governmental Authority; (iii) not a Sanctioned Person; (iv) not subject to any Insolvency Proceeding; (v) not an Affiliate of the Borrower, the Servicer, the Parent, the Performance Guarantor or any Originator; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vii) not a natural person and (viii) not a material supplier to any Originator or an Affiliate of a material supplier;

(b)for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c)that is denominated and payable only in Dollars or an Alternative Currency in the United States of America, and, solely for Receivables denominated in Dollars, the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America; provided however that if (i) a Ratings Event has occurred and is continuing and (ii) any payment on any Receivable denominated in an Alternative Currency is not transferred to a Collection Account within three (3) Business Days after receipt by any Syneos Party (any such Receivable, an “Applicable Receivable”), then any Receivable denominated in an Alternative Currency and the Obligor of which is the Obligor of such Applicable Receivable shall not be an Eligible Receivable;

(d)that does not have a due date which is 120 days or more after the original invoice date of such Receivable;

(e)that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;

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“Eligible Tier I Non-OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in any country (other than the United States) that is not an OECD Country, is not a Sanctioned ~~Country~~Jurisdiction and has a long-term foreign currency rating of at least “A” by S&P and “A2” by Moody’s.

“Eligible Tier II Non-OECD Country Obligor” means any Eligible Non-OECD Country Obligor that is not an Eligible Tier I Non-OECD Country Obligor.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable that satisfies each of the following:  (a) the related Originator has recognized the related revenue on its financial books and records under GAAP and (b) if the Outstanding Balance of such Unbilled Receivable were included in the definition of Modified Days’ Sales Outstanding, Modified Days’ Sales Outstanding would not exceed the Maximum Term; provided, however, for purposes of exclusion of any Unbilled Receivable pursuant to this clause (b), Unbilled Receivables shall be excluded in order based on the Outstanding Balance (with the smallest amount excluded first). For purposes of this definition of “Eligible Unbilled Receivable”, “Maximum Term” means 105 days.

“Embargoed Property” means any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Lenders or Administrative Agent of any applicable Anti-Terrorism Law or Sanctions Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.12(d).

“Euro” or “€” each mean the single currency of participating member states of the European Monetary Union.

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month that is three (3) Fiscal Months before the then-current Fiscal Month as of the date of determination; plus

(g)the excess (if any) of (i) the Dollar Equivalent ofthe aggregate Outstanding Balance of all Eligible Receivables that have a due date which is more than 90 days but less than 121 days after the original invoice date of such Receivable, over (ii) the product of (x) 10.0%, multiplied by (y) the Dollar Equivalent of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus

(h)the excess (if any) of (i) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then denominated in an Alternative Currency over (ii) the product of (x) ~~2.5~~5.0%, multiplied by (y) the Dollar Equivalent of the aggregate Outstanding Balance of all Receivables in the Receivables Pool; provided, however, that the Administrative Agent may in its sole discretion, upon prior notice to the Borrower, reduce the percentage in clause (ii)(x) above to 0.0% if a Ratings Event has occurred and is continuing during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Obligor” has the meaning set forth in the Excluded Receivable Letter Agreement.

“Excluded Receivable” means (i) any Receivable (without giving effect to the proviso to the definition thereto) the Obligor of which is an Excluded Obligor and (ii) any other Receivable or category of Receivable set forth in the Excluded Receivable Letter Agreement.

“Excluded Receivable Letter Agreement” means that certain letter agreement re: Excluded Receivables, dated as of September 25, 2020, among the Borrower, the Servicer, the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a)  Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

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“Facility Limit” means $~~365,000,000~~400,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the date that (i) is one hundred eighty (180) days following the Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the senior vice president of finance, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fiscal Month” means each calendar month.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GBP” means the lawful currency of the United Kingdom.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intercompany Loan” has the meaning set forth in the Purchase and Sale Agreement.

“Intercompany Loan Agreement” has the meaning set forth in the Purchase and Sale Agreement.

“Intercompany Loan Ratio” means, at any time of determination, the ratio of (a) the aggregate outstanding principal balance of all Intercompany Loans at such time to (B) the aggregate “Purchase Price” (as defined in the Purchase and Sale Agreement) for all outstanding Receivables purchased under the Purchase and Sale Agreement at or prior to such time.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, for each Loan for each day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Interest Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)~~(i)~~ subject to Sections 5.04 and 5.06 and so long as no Event of Default has occurred and is continuing on such day, LMIR or solely to the extent determined pursuant to Section 2.05, Adjusted LIBOR; provided, however, that the Interest Rate applicable to any LIBOR Loan that is not advanced on a Monthly Settlement Date shall be LMIR for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date; or

(b)~~(j)~~ for any day while an Event of Default has occurred and is continuing, an interest rate per annum equal to the sum of 2.50% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) above, and (ii) the Base Rate in effect on such day;

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NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent in consultation with the Borrower at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Parent” means Syneos Health, Inc., a Delaware corporation.

“Parent Company” means any Person of which Parent is a direct or indirect Wholly-Owned Subsidiary.

“Parent Group” has the meaning set forth in Section 8.03(c).

“Participant” has the meaning set forth in Section 14.03(d).

“Participant Register” has the meaning set forth in Section 14.03(e).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“Payment Recipient” has the meaning set forth in Section 11.12(a) of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code and with respect to which any Originator, the Borrower, the Servicer, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates may have any liability, contingent or otherwise.

“Percentage” means, at any time of determination, with respect to any Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by the Lenders at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Lenders at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.

“Performance Guarantor” means Parent.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured

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(f)all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and

(g)all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, ~~or~~ custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any Anti-Corruption Law, Sanctions Law or Anti-Terrorism Law, or any predicate crime to any Anti-Terrorism Law, or the Borrower or the Servicer has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of ~~its~~such Covered Entity’s operations ~~is in actual or probable~~represents a violation of any Anti-Terrorism Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Administrative Agent to be in violation of any Sanctions Laws or Anti-Terrorism Laws; (c) any Collateral becomes Embargoed Property; or (d) the Borrower or the Servicer otherwise violates, or the Borrower or the Servicer reasonably believes that it will violate, any of the representations or covenants set forth in Sections 7.01(bb), 7.02(y), 8.01(v) or 8.01(o) of this Agreement.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (i) the Loss Reserve Percentage at such time times (ii) the Net Receivables Pool Balance at such time.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned ~~Country~~Jurisdiction” means ~~a~~any country, territory, or region that is the subject ~~to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time~~of comprehensive country-wide or territory-wide sanctions

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administered by OFAC (at the time of the Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” ~~(i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.~~means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Applicable Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Applicable Laws apply to this Agreement.

“Sanctions Laws” means any Applicable Law in force or hereinafter enacted related to economic sanctions, including the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Scheduled Termination Date” means October ~~3, 2022.~~14, 2024.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer’s Account” means the deposit account with an account number ending in 4824 maintained by the Servicer or its Affiliate at Bank of America, N.A.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

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respect to projected financial information, if any, such representation is made only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(n)~~Anti-Money Laundering/International   Trade   Law   Compliance.No~~

~~Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or~~Sanctions Laws and Anti-Terrorism Laws. No: (a) Covered Entity, nor any employees, officers, directors or, to the Borrower’s knowledge, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) to the Borrower’s knowledge, directly, or indirectly through any third party, ~~(i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions~~is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism ~~Law~~Laws or Sanctions Laws; (b) Collateral is Embargoed Property.

(o)Perfection Representations.

(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims (other than Permitted Adverse Claims) in such Collateral.

(ii)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim (other than a Permitted Adverse Claim) of any Person.

(iv)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.

(v)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any

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(u)Taxes. The Borrower has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that such failure to file or pay could not reasonably be expected to have a Borrower Material Adverse Effect.

(v)Tax Status. The Borrower (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States.

(w)Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x)Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(y)Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Parent for purposes of GAAP.

(z)No Linked Accounts. Except for the Servicer’s Account, there are no Linked Accounts with respect to any Collection Account.

(aa)Beneficial Ownership Regulation. As of the Sixth Amendment Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(bb)Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has, and shall ensure that each of its Subsidiaries has, instituted and maintains policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and Sanctions Laws.

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(l)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(m)Servicing Programs. No material license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(n)Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(o)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects as of the date when made.

(p)No Material Adverse Effect. Since December 31, 2017, there has been no Material Adverse Effect on the Servicer.

(q)Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(r)~~Anti-Money Laundering/International   Trade   Law   Compliance.No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or~~Sanctions Laws and Anti-Terrorism Laws. No: (a) Covered Entity, nor any employees, officers, directors or, to the Servicer’s knowledge, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) to the Servicer’s knowledge, directly, or indirectly through any third party, ~~(i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or~~is engaged in any transactions ~~with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions~~or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism ~~Law~~Laws or Sanctions Laws; (b) Collateral is Embargoed Property.

(s)Financial Condition. The audited consolidated balance sheets of Parent and its consolidated Subsidiaries as of December 31, 2017 and the related statements of income and shareholders’ equity of Parent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

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(t)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(u)Taxes.The Servicer has (i) timely filed all tax returns (federal, state, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

(v)Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(x)No Linked Accounts. Except for the Servicer’s Account, there are no Linked Accounts with respect to any Collection Account.

(y)Anti-Corruption Laws.Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has, and shall ensure that each of its Subsidiaries has, instituted and maintains policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and Sanctions Laws.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

ARTICLE VIII

COVENANTS

SECTION 8.01.  Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:

(a)Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b)Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

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substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v)~~Anti-Money Laundering/International Trade Law Compliance.The~~

~~Borrower will not~~Sanctions Laws and Anti-Terrorism Laws; Anti-Corruption Laws.

(i)The Borrower covenants and agrees that (A) it shall promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the Administrative Agent and each of the Lenders, upon request by the Administrative Agent or any of the Lenders, the Borrower shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property.

(ii) The Borrower will conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.

(iii)The Borrower hereby covenants and agrees it will not: (a) become a Sanctioned Person~~. No Covered Entity, either in its own right~~; (b) directly, or indirectly through ~~any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Credit Extension~~a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned ~~Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Credit Extension will not be~~Person or Sanctioned Jurisdiction; (c) repay the facilities with Embargoed Property or funds derived from any unlawful activity~~. The Borrower shall comply with all Anti-Terrorism Laws. The Borrower shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event. The Borrower has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.~~; or (d) cause any Lender or Administrative Agent to violate any Sanctions Law or Anti-Terrorism Law.

(iv)The Borrower hereby covenants and agrees that it will not, and will not permit any of its Subsidiaries to directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws.

(w)Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.

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action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections.   The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law.   Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)Sanctions Laws and Anti-Terrorism Laws; Anti-Corruption Laws.

(i)The Servicer covenants and agrees that it shall promptly notify the Administrative Agent  and each  of the Lenders in writing upon the occurrence of a Reportable Compliance Event.

(ii)  The Servicer will conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.

(iii)~~(o) Anti-Money Laundering/International Trade Law Compliance.~~  The Servicer hereby covenants and agrees it will not: (a) become a Sanctioned Person~~. No Covered Entity, either in its own right~~; (b) directly, or indirectly through ~~any third~~ party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c)

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~~engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Credit Extension~~a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned ~~Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Credit Extension will not be~~Person or Sanctioned Jurisdiction; (c) repay the facilities with Embargoed Property or funds derived from any unlawful activity~~. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.~~; or (d) cause any Lender or Administrative Agent to violate any Sanctions Law or Anti-Terrorism Law.

(iv)The Servicer hereby covenants and agrees that it will not, and will not permit any of its Subsidiaries to directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws.

(p)Taxes. The Servicer will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that such failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

(q)Borrower’s Tax Status.The Servicer shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(r)Linked Accounts. Except for the Servicer’s Account, the Servicer shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that if so instructed by the Administrative Agent (in its sole discretion) at any time if a Ratings Event has occurred and is continuing, the Servicer shall cause the Servicer’s Account to cease being a Linked Account promptly, but not later than 2 Business Days following the Borrower’s or the Servicer’s receipt of such instruction. The Servicer shall at all times ensure that (i) the account balance in the Servicer’s Account is greater than zero and will exceed the aggregate Settlement Item Amount of all Settlement Items at any time outstanding with respect to the Servicer’s Account and (ii) no amount will be debited against any Collection Account as a result of any Settlement Item that originated in the Servicer’s Account or any account other than a Collection Account.

(s)OtherAdditionalInformation.The Servicer will provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules

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notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 11.10. Structuring Agent.   Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

SECTION 11.11.LIBOR Notification.Section 5.06 (“Successor Adjusted LIBOR or LMIR”) provides a mechanism for determining an alternative rate of interest in the event that Adjusted LIBOR or LMIR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Adjusted LIBOR or LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 11.12. Erroneous Payments.

(a)If the Administrative Agent notifies a Lender, Credit Party or Secured Party, or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party (any such Lender, Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Credit Party, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Credit Party or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or

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portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Credit Party or Secured Party, or any Person who has received funds on behalf of a Lender, Credit Party or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Credit Party or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Credit Party or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).

(c)Each Lender, Credit Party or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Credit Party or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Credit Party or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Credit Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Credit Party at any time, (i) such Credit Party shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may

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specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Credit Party shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Credit Party, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Credit Party shall cease to be a Credit Party, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Credit Party and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Credit Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Credit Party (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Credit Party and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Credit Party or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower or any other Syneos Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Syneos Party for the purpose of making such Erroneous Payment; provided that this Section 11.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Borrower Obligations relative to the amount (and/or timing for payment) of the Borrower Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent. For the avoidance of doubt, the foregoing proviso shall not derogate from any obligations (including indemnification obligations) of the Borrower set forth in any other Section of this Agreement with respect to any Erroneous Payment or otherwise.

(f)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand,

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claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01. Indemnities by the Borrower.

(a)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) any portion of Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Borrower shall pay within 10 days of demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any

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SCHEDULE I

Commitments

PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Lender	$~~300,000,000~~325,000,000

Regions Bank
Party	Capacity	Commitment
Regions Bank	Lender	$~~65,000,000~~75,000,000

Schedule I- 1

744108212 18569090

Annex A

(attached)

Annex A

744071033 18569090

SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC)
PNC BANK, NATIONAL ASSOCIATION

CLOSING MEMORANDUM

FOR

FACILITY UPSIZE

AND

RENEWAL OF

TRADE RECEIVABLES SECURITIZATION PROGRAM

For October 13, 2021 Closing

Parties and Abbreviations:

Administrative Agent	PNC
BH	Baker & Hostetler LLP, Ohio counsel to the Syneos Parties
BofA	Bank of America, N.A.
Borrower	Syneos Health Receivables LLC, a Delaware limited liability company structured as a typical bankruptcy-remote special purpose entity
Collection Account Banks	Wells and BofA
DLA	DLA Piper LLP, North Carolina counsel to the Syneos Parties
Lenders	PNC and Regions
JPM	JPMorgan Chase Bank, N.A.
MB	Mayer Brown LLP, counsel to the Lenders
Originators	The Originators set forth on Schedule I
Performance Guarantor	Syneos
PNC	PNC Bank, National Association
Regions	Regions Bank
Servicer	Syneos Health
Syneos	Syneos Health, Inc., a Delaware corporation
Syneos Counsel	Latham & Watkins LLP, counsel to the Syneos Parties

Syneos Health	Syneos Health, LLC (f/k/a INC Research, LLC), a Delaware limited liability company
Syneos Parties	Each of the Servicer, the Originators, the Borrower and the Performance Guarantor
Structuring Agent	PNC Capital Markets LLC
Wyrick	Wyrick Robbins Yates & Ponton LLP, counsel to the Syneos Parties

2

Document
A.	BASIC DOCUMENTS
1.	Eleventh Amendment to Receivables Financing Agreement
2.	Sixth Amendment to Purchase and Sale Agreement
3.	Amended and Restated Fee Letter
4.	Amended and Restated Performance Guaranty
B.	LEGAL OPINIONS
5.

Opinion of counsel to Syneos Health, Syneos and the Borrower re: general corporate matters, enforceability, no-conflicts with organizational documents, material agreements, New York and Federal law, ’40 Act and Volcker Rule matters

C.	MISCELLANEOUS
6.	Pro Forma Information Package

3

Schedule I

Name and Jurisdiction of the Originators

Legal Name	Jurisdiction
Addison Whitney LLC	North Carolina
BIOSECTOR 2 LLC	New York
CADENT MEDICAL COMMUNICATIONS, LLC	Ohio
Chamberlain Communications LLC	Delaware
CHANDLER CHICCO AGENCY, L.L.C.	New York
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC	Ohio
Syneos Health Medical Communications, LLC	Ohio
NAVICOR GROUP, LLC	Ohio
Palio + Ignite, LLC	Ohio
Syneos Health Communications, Inc.	Ohio
THE SELVA GROUP, LLC	Ohio
Taylor Strategy Partners, LLC	Ohio
Syneos Health, LLC (f/k/a/ INC Research, LLC)	Delaware
inVentiv Health Clinical, LLC	Delaware
inVentiv Commercial Services, LLC	New Jersey

4